Exhibit 99.2
Newmont Completes Acquisition of Fronteer Gold
DENVER, April 6, 2011 — Newmont Mining Corporation (NYSE: NEM) today announced that it has completed the previously announced acquisition of all of the outstanding common shares of Fronteer Gold Inc. for aggregate cash consideration of approximately Cdn$2.3 billion (with a net cash acquisition cost of Cdn $2.2 billion).

Media Contacts:
Omar Jabara	303.837.5114	omar.jabara@newmont.com

Investor Contacts:
John Seaberg	303.837.5743	john.seaberg@newmont.com

Karli Anderson	303.837.6049	karli.anderson@newmont.com

Monica Brisnehan	303.837.5836	monica.brisnehan@newmont.com